EXHIBIT 1.A.(13)(bb)

                                    RIDER FOR
                TERM INSURANCE BENEFIT ON LIFE OF INSURED SPOUSE
                       DECREASING AMOUNT AFTER THREE YEARS

     Read the list of Supplementary Benefits on the Contract Data page(s).
       This Benefit is a part of this contract only if it is listed there.


BENEFIT.--We will pay an amount under this Benefit if we receive due proof that the insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force and not in default beyond the last day of the grace period. We will pay this amount to the beneficiary for insurance payable upon the insured spouse's death. But our payment is subject to all the provisions of the Benefit and of the rest of this contract. The phrase insured spouse means the Insured's spouse named in the application for this contract.

We will use the table below to compute the amount we will pay. We show the Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

AMOUNTS PAYABLE.--We show here the amount we will pay, based on the insured spouse's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

------------------------------------------------------------------------------------------------------------------------
                                                         ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      18      19      20      21      22      23      24      25      26      27      28      29     30      31
------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       978     977     977     976     976     975     974     974     973     972     971     971     970     969
    5       956     955     953     952     951     950     949     947     946     944     943     941     939     938
    6       933     932     930     929     927     925     923     921     919     917     914     912     909     906
    7       911     909     907     905     902     900     897     895     892     889     886     882     879     875
    8       889     886     884     881     878     875     872     868     865     861     857     853     849     844
    9       867     864     860     857     854     850     846     842     838     833     829     824     818     813
   10       844     841     837     833     829     825     821     816     811     806     800     794     788     781
   11       822     818     814     810     805     800     795     789     784     778     771     765     758     750
   12       800     795     791     786     780     775     769     763     757     750     743     735     727     719
   13       778     773     767     762     756     750     744     737     730     722     714     706     697     688
   14       756     750     744     738     732     725     718     710     703     694     686     676     667     656
   15       733     727     721     714     707     700     692     684     676     667     657     647     636     625
   16       711     705     698     690     683     675     667     658     649     639     629     618     606     594
   17       689     682     674     667     659     650     641     632     622     611     600     588     576     563
   18       667     659     651     643     634     625     615     605     595     583     571     559     546     531
   19       644     636     628     619     610     600     590     579     568     556     543     529     515     500
   20       622     614     605     595     585     575     564     553     540     528     514     500     485     469
------------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)

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


                                            (Table Continued from Preceding Page)
------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     18      19      20      21      22      23      24      25      26      27      28      29      30      31
------------------------------------------------------------------------------------------------------------------------
   21     $600    $591    $581    $571    $561    $550    $538    $526    $513    $500    $486    $471    $455    $438
   22      578     568     558     548     537     525     513     500     486     472     457     441     424     406
   23      556     545     535     524     512     500     487     474     459     444     429     412     394     375
   24      533     523     512     500     488     475     462     447     432     417     400     382     364     344
   25      511     500     488     476     463     450     436     421     405     389     371     353     333     313
   26      489     477     465     452     439     425     410     395     378     361     343     324     303     281
   27      467     454     442     429     415     400     385     368     351     333     314     294     273     250
   28      445     432     419     405     390     375     359     342     324     306     286     265     243     219
   29      422     409     395     381     366     350     333     316     297     278     257     235     212     200
   30      400     386     372     357     341     325     308     289     270     250     229     206     200     200
   31      378     364     349     333     317     300     282     263     243     222     200     200     200     200
   32      356     341     325     310     293     275     256     237     216     200     200     200     200     200
   33      333     318     302     286     268     250     231     210     200     200     200     200     200     200
   34      311     295     279     262     244     225     205     200     200     200     200     200     200     200
   35      289     273     256     238     220     200     200     200     200     200     200     200     200       *
   36      267     250     232     214     200     200     200     200     200     200     200     200       *
   37      245     227     209     200     200     200     200     200     200     200     200       *
   38      222     204     200     200     200     200     200     200     200     200       *
   39      200     200     200     200     200     200     200     200     200       *
   40      200     200     200     200     200     200     200     200       *
   41      200     200     200     200     200     200     200       *
   42      200     200     200     200     200     200       *
   43      200     200     200     200     200       *
   44      200     200     200     200       *
   45      200     200     200       *
   46      200     200       *
   47      200       *
   48        *

                                       *NO AMOUNT PAYABLE IF DEATH OCCURS
                               IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      32      33      34      35      36      37      38      39      40      41      42      43      44      45
------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       968     967     966     964     963     962     960     958     957     955     952     950     947     944
    5       935     933     931     929     926     923     920     917     913     909     905     900     895     889
    6       903     900     897     893     889     885     880     875     870     864     857     850     842     833
    7       871     867     862     857     852     846     840     833     826     818     810     800     789     778
    8       839     833     828     821     815     808     800     792     783     773     762     750     737     722
    9       806     800     793     786     778     769     760     750     739     727     714     700     684     667
   10       774     767     759     750     741     731     720     708     696     682     667     650     632     611
   11       742     733     724     714     704     692     680     667     652     636     619     600     579     556
   12       710     700     690     679     667     654     640     625     609     591     571     550     526     500
   13       677     667     655     643     630     615     600     583     565     546     524     500     474     444
   14       645     633     621     607     593     577     560     542     522     500     476     450     421     389
   15       613     600     586     571     556     538     520     500     478     455     429     400     368     333
   16       581     567     552     536     518     500     480     458     435     409     381     350     316     278
-----------------------------------------------------------------------------------------------------------------------
                                                (Table Continued on Next Page)


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


                                           (Table Continued from Preceding Page)

------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      32      33      34      35      36      37      38      39      40      41      42      43      44      45
------------------------------------------------------------------------------------------------------------------------
   17      $548    $533    $517    $500    $481    $462    $440    $417    $391    $364    $333    $300    $263    $222
   18       516     500     483     464     444     423     400     375     348     318     286     250     211     200
   19       484     467     448     429     407     385     360     333     304     273     238     200     200     200
   20       452     433     414     393     370     346     320     292     261     227     200     200     200     200
   21       419     400     379     357     333     308     280     250     217     200     200     200     200       *
   22       387     367     345     322     296     269     240     208     200     200     200     200       *
   23       355     333     310     286     259     231     200     200     200     200     200       *
   24       323     300     276     250     222     200     200     200     200     200       *
   25       290     267     241     214     200     200     200     200     200       *
   26       258     233     207     200     200     200     200     200       *
   27       226     200     200     200     200     200     200       *
   28       200     200     200     200     200     200       *
   29       200     200     200     200     200       *
   30       200     200     200     200       *
   31       200     200     200       *
   32       200     200       *
   33       200      *
   34         *

                       *NO AMOUNT PAYABLE IF DEATH OCCURS
               IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                        ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     46      47      48      49      50      51      52      53      54      55
------------------------------------------------------------------------------------------------------------------------
    1    $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3     1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4      941     938     933     929     923     917     909     900     889     875
    5      882     875     867     857     846     833     818     800     778     750
    6      824     813     800     786     769     750     727     700     667     625
    7      765     750     733     714     692     667     636     600     556     500
    8      706     688     667     643     615     583     545     500     444     375
    9      647     625     600     571     538     500     455     400     333     250
   10      588     563     533     500     462     417     364     300     222     200
   11      529     500     467     429     385     333     273     200     200       *
   12      471     438     400     357     308     250     200     200       *
   13      412     375     333     286     231     200     200       *
   14      353     313     267     214     200     200       *
   15      294     250     200     200     200       *
   16      235     200     200     200       *
   17      200     200     200       *
   18      200     200       *
   19      200       *
   20        *

                         *NO AMOUNT PAYABLE IF DEATH OCCURS
                   IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
------------------------------------------------------------------------------------------------------------------------
                         (Continued on Next Page)


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


                         (Continued from Preceding Page)


                      PAID-UP INSURANCE ON DEATH OF INSURED

PAID-UP INSURANCE ON LIFE OF INSURED SPOUSE.--The Insured might die (1) in the term period for this Benefit; (2) while this contract is in force and not in default past the last day of the grace period; and (3) while the insured spouse is living. In this case, the insurance on the life of the insured spouse under the Benefit will become paid-up term insurance for decreasing amounts. We will compute these amounts from the Table of Amounts of Insurance. While the paid-up insurance is in effect, the contract will remain in force until the end of the term period for the Benefit. The paid-up insurance will have cash values but no loan value.

If this Benefit becomes paid-up, it may be surrendered for its net cash value. This will be the net value on the date of surrender of the paid-up insurance. But, within 30 days after a contract anniversary, the net cash value will not be less than it was on that anniversary. We base this net cash value on the insured spouse's age and sex. The insured spouse's age at any time will be his or her age last birthday on the contract date plus the length of time since that date. We use the Commissioners 1980 Standard Ordinary Mortality Table. We use continuous functions based on age last birthday. We use an effective interest rate of 4% a year.

We will usually pay any cash value promptly. But we have the right to postpone paying it for up to six months. If we do so for more than 30 days, we will pay interest at the rate of 3% a year. If we are asked for the values which apply, we will furnish them.


                     CONVERSION TO ANOTHER PLAN OF INSURANCE

RIGHT TO CONVERT.--While the Insured is living, you may be able to exchange this Benefit for a new contract of life insurance on the life of the insured spouse in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the insured spouse is insurable.

CONDITIONS.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the insured spouse is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date.

CONTRACT DATE.--The date of the new contract will be the date you ask for in your request. But it may not be more than 61 days after the date of your request. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

CONTRACT SPECIFICATIONS.--The new contract will be in the standard or equivalent rating class. The company will set the issue age and the premiums for the new contract in accord with its regular rules in use on the date of the new contract.

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be any one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the insured spouse had died just before the contract date of the new contract. (Since $10,000 is 80% of $12,500, the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached, if Pruco Life Insurance Company is regularly issuing such contracts at that time. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

                            (Continued on Next Page)

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


                         (Continued from Preceding Page)


3. A contract of life insurance of a kind regularly being issued by Pruco Life Insurance Company at that time for $25,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the insured spouse had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next paragraph. If the company would include in other contracts like the new contract a benefit for waiving or paying premiums in the event of disability, here is what the company will do. Even though this contract does not have such a benefit on the life of the insured spouse, the company will put it in the new contract on his or her life. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

No premium will be waived or paid by us for disability under the new contract unless the disability started on or after its contract date. And no premium will be waived or paid by us for disability under a new contract unless it has a benefit for waiving or paying premiums in the event of disability. This will be so even if scheduled premiums have been paid by us under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.


                            MISCELLANEOUS PROVISIONS

Ownership and Control.--Unless we endorse this contract to say otherwise, while the Insured is living the owner alone may exercise all ownership and control of this contract. This includes, but is not limited to, these rights: (1) to assign the contract; and (2) to change any subsequent owner. A request for such a change must be in writing to us at our Service Office and in a form that meets our needs. The change will take effect only when we endorse the contract to show it.

Unless we endorse this contract to say otherwise: (1) while any insurance is in force after the Insured's death, the owner of the contract will be the insured spouse; and (2) the owner alone will be entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us. But any insurance payable upon the Insured's death will be payable to the beneficiary for that insurance.

Beneficiary.--The word beneficiary where we use it in this contract without qualification means the beneficiary for insurance payable upon the death of the Insured.

Unless we endorse this contract to say otherwise, the beneficiary for insurance payable upon the death of the insured spouse will be the Insured if living, otherwise the estate of the insured spouse.

The beneficiary for insurance payable upon the death of the insured spouse may be changed. The request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after the contract is sent to us to be endorsed, if we ask for it. Then any previous beneficiary's interest in such insurance will end as of the date of the request. It will end then even if the insured spouse is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated.

Misstatement of Age or Sex.--If the insured spouse's stated age or sex or both are not correct, we will change each benefit and any amount payable to what the premiums and charges would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the insured spouse would attain a certain age on that date. If we find that the issue age for the insured spouse was wrong, we will correct that date.

Suicide Exclusion.--If the insured spouse, whether sane or insane, dies by suicide within the period which we state in the Suicide Exclusion under General Provisions and while this Benefit is in force, we will not pay the amount we describe under Benefit above. Instead, we will pay no more than the sum of the monthly charges deducted for this Benefit to the date of death divided by .925. We will make that payment in one sum.

Reinstatement.--If this contract is reinstated, it will not include the insurance that we provide under this Benefit on the life of the insured spouse unless we are given any facts we need to satisfy us that the insured spouse is insurable for the Benefit.

                           (Continued on Next Page)

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                         (Continued from Preceding Page)


Contract Value Options.--If this contract has a Contract Value Options provision, it will apply only during the Insured's lifetime. Any extended or reduced paid-up insurance that may be described there is on the life of the Insured only.

Contract Loans.--If this contract has a Loans provision, we will not consider any contract debt when we determine the amount payable, if any, at the death of the insured spouse.

Incontestability.--Except for default, we will not contest this Benefit after it has been in force during the insured spouse's lifetime for two years from the issue date.

Benefit Premiums and Charges.--We show the premiums for this Benefit under List of Supplementary Benefits in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages and the balance is the invested premium amount which is added to the contract fund.

The monthly charge for this Benefit is deducted on each monthly date from the contract fund. The amount of that charge is included in the Schedule of Monthly Deductions in the Contract Data pages.

Benefit premiums and monthly charges stop on the earliest of (1) the death of the insured, (2) the death of the spouse, and (3) the contract anniversary at the end of the term period for this Benefit.

If the Contract Becomes Paid-up.--If the contract becomes paid-up we will deduct from the contract fund the present value at that time of future charges for this Benefit, discounted at a rate we set from time to time but no less than 4% a year. The Benefit will remain in force, but thereafter we will make no deductions from the contract fund to pay for it. The Benefit will have cash values but no loan value. The basis for determining the net cash value will be as we state in the second paragraph under Paid-up Insurance above.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a) for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one, or the paid-up insurance, if any, under the Benefit is surrendered; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the Benefit as of the first monthly date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.


                                  This Supplementary Benefit Rider
                                  Attached to this Contract on the Contract Date


                                  Pruco Life Insurance Company


                                  By /s/ SPECIMEN
                                         Secretary

                                                               Printed in U.S.A.

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